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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         The following is a list of the Company's subsidiaries:

                                       Percentage           Jurisdiction of
Name                                   Owned                Incorporation
- ----                                   ----------           ---------------

LeaRonal (UK) plc                      100%                 England

LeaRonal AG                             93%                 Switzerland

LeaRonal GmbH                          100%                 Germany

LeaRonal France                         85%                 France

LeaRonal Korea, Inc.                    80%                 South Korea

LeaRonal (S.E. Asia) Ltd.               76%                 Hong Kong

LeaRonal Singapore Pte, Ltd.            93%                 Singapore

LeaRonal Taiwan                         76%                 Taiwan

LeaRonal Pacific Corp.                 100%                 New York

Lea-Ronal Export Sales, Inc.           100%                 New York

Ronal Foreign Sales Corp.              100%                 U.S. Virgin Islands



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